FOR IMMEDIATE RELEASE

INVESTOR CONTACT FOR TEAMHEALTH:
David Jones
Executive Vice President &
Chief Financial Officer
865-293-5299

MEDIA CONTACT FOR TEAMHEALTH:
Patricia Ball
Senior Vice President, Strategic Resources Group
800-818-1498

INVESTOR & MEDIA CONTACT FOR IPC HEALTHCARE:

PondelWilkinson
Evan Pondel
310-279-5980
epondel@pondel.com

TeamHealth to Acquire IPC Healthcare for $1.6 Billion, Creating Leading Physician Services Organization

Combines Two Physician-Centric Companies to Create Leading Physician Services Organization

Establishes a Leading Position in the Large and
Increasingly Strategic Post-Acute Setting

Creates Attractive Growth Opportunities by Combining Highly Synergistic
Emergency Medicine and Hospital Medicine Capabilities

Effectively Positions TeamHealth to Capitalize on Migration to Value Based Payment
Attractive Financial Attributes Create Near and Long-Term Value for TeamHealth Shareholders

KNOXVILLE, Tenn. and NORTH HOLLYWOOD, Calif., August 4, 2015 — Team Health Holdings, Inc. ("TeamHealth" or the "Company") (NYSE: TMH), a leading provider of outsourced physician staffing solutions for hospitals in the United States, today announced a definitive agreement to acquire IPC Healthcare Inc. (“IPC Healthcare”) (Nasdaq: IPCM), a leading national acute hospitalist and post-acute provider organization, in an all-cash transaction with an enterprise value of approximately $1.6 billion or $80.25 per share. The boards of directors of both companies have approved the transaction.
“We are excited to announce this strategic transaction with IPC Healthcare to create the leading physician services organization spanning multiple specialties,” said TeamHealth President and Chief Executive Officer, Mike Snow. “Through this combination, TeamHealth will be better positioned to capitalize on key trends as the U.S. healthcare industry moves toward value based reimbursement with an increased focus on post-acute care and services. Together with IPC Healthcare, we will create an industry leader in the hospital based and post-acute settings with an expanded network of services and solutions that will better support TeamHealth’s affiliated clinicians and hospital partners and drive long-term shareholder value.”
Mr. Snow continued, “We believe this combination, which will be accretive to TeamHealth’s earnings, will result in an enhanced financial profile, allowing for strong cash flows and deleveraging, along with ongoing financial flexibility to fund future growth. This transaction ensures that we extend TeamHealth’s competitive position, and we are confident that together we will create a more powerful platform from which to deliver significant value creation for our patients, physicians and other stakeholders.”
"This agreement provides an immediate cash premium to our shareholders, and we look forward to partnering with TeamHealth to advance our mission of delivering high-quality inpatient care efficiently and cost-effectively," said IPC Healthcare Chief Executive Officer, Adam Singer. "Both TeamHealth and IPC Healthcare are physician centric organizations with strong track records of delivering superior solutions to our healthcare provider partners nationwide. We look forward to being a critical contributor to the future growth strategy and value creation for TeamHealth while creating new and exciting opportunities for our valued employees."
Strategic and Financial Benefits of the Transaction

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Combines Two Physician Centric Companies to Create the Leading Physician Services Organization: The addition of IPC Healthcare’s service network will increase TeamHealth’s reach and strengthen its presence to create the leading physician organization spanning multiple specialties. With 15,000 healthcare professionals nationwide, the combined company will have a powerful capability to manage patient care and influence high quality and lower cost outcomes across the continuum of care.

•
Establishes a Leadership Position in the Large and Increasingly Strategic Post-Acute Setting: The post-acute setting represents one of the most impactable, yet expensive parts of healthcare delivery and IPC healthcare has the leading national platform, providing services in approximately 2,000 post-acute facilities across 28 states. This presents a substantial growth opportunity in a very large segment of the industry and makes TeamHealth the natural acquirer of post-acute focused practices reflecting IPC Healthcare’s robust acquisition pipeline.

•
Creates Attractive Growth Opportunities by Combining Highly Synergistic Emergency Medicine and Hospital Medicine Capabilities: Combining emergency department staffing with hospitalist presence creates the opportunity to effectively manage patients from the emergency department through the inpatient discharge and beyond. This will allow TeamHealth to lower costs and increase quality, and, as a result, drive better patient experiences.

•
Effectively Positions TeamHealth to Capitalize on the Migration to Value Based Payments: The BPCI initiative underscores the growing opportunity for providers who can effectively manage care both inside the hospital setting and beyond, and the combined company will have a unique presence across emergency medicine, hospitalist and post-acute services. Select TeamHealth and IPC Healthcare provider groups began participation in phase II of the BPCI program effective July 1, 2015, leveraging state-of-the-art proprietary technology and infrastructure and post-acute expertise to manage a combined $2 billion of Medicare spend and drive a significant savings opportunity in this fast growing initiative.

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Stronger and More Diverse Strategic Position for TeamHealth: Following the close of the transaction, TeamHealth expects to have a stronger and more diverse strategic position with financial flexibility to accelerate growth opportunities. The transaction is expected to be accretive to 2016 Adjusted EPS and is expected to enhance TeamHealth’s revenue and EBITDA growth profile. The combination of TeamHealth’s and IPC Healthcare’s robust cash flow profiles is expected to drive deleveraging, with a target of low 4x by the end of 2016, and create significant capacity to continue to grow the business through TeamHealth’s disciplined acquisition strategy.

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Meaningful Synergy Opportunity: Given strong operational overlap, TeamHealth expects to realize at least $60 million of combined cost and identified revenue synergies to be achieved within three years.

Approvals
The transaction, which is expected to close during the fourth quarter of 2015, is subject to regulatory approval and customary closing conditions.
Advisors
Citi is serving as financial advisor to TeamHealth and is providing the committed financing in connection with the transaction. MTS Health Partners, L.P. is also serving as financial advisor to TeamHealth. Simpson Thacher & Bartlett LLP is serving as TeamHealth’s legal counsel. Credit Suisse is serving as lead financial advisor to IPC Healthcare and Evercore provided a fairness opinion. Sidley Austin LLP is serving as IPC Healthcare’s legal counsel.

Conference Call and Webcast
The Company today also announced its second quarter 2015 earnings results in a separately issued press release. The TeamHealth and IPC Healthcare management teams will discuss the transaction on TeamHealth’s second quarter 2015 earnings conference call, which will be held at 9:00 a.m. (Eastern Time). The conference call can be accessed live over the phone by dialing 1-866-610-1072, or for international callers, 1-973-935-2840. A replay will be available two hours after the call and can be accessed by dialing 1-855-859-2056, or for international callers, 1-404-537-3406. The passcode for the live call and the replay is 4570732. The replay will be available until August 11, 2015.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.teamhealth.com. The on-line replay will be available for a limited time beginning immediately following the call.
To learn more about TeamHealth, please visit the company's website at www.teamhealth.com. TeamHealth uses its Website as a channel of distribution of material Company information. Financial and other material information regarding TeamHealth is routinely posted on the Company's Website and is readily accessible.
Forward Looking Statement
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and businesses of the Company, IPC Healthcare and the combined businesses of the Company and IPC Healthcare. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. The Company cautions that such “forward looking statements,” including without limitation, those relating to the acquisition being completed within the anticipated timeframe or at all, the realization of the expected benefits of the acquisition, the Company’s, IPC Healthcare’s and the combined business’s future business prospects, revenue, working capital, professional liability expense, liquidity, capital needs, interest costs and income, wherever they occur in this press release or in other statements attributable to the Company or IPC Healthcare are necessarily estimates reflecting the judgment of the Company's and IPC Healthcare’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.” Factors that could cause our actual results to differ materially from those expressed or implied in such “forward-looking statements,” include but are not limited to the occurrence of any event that could give rise to a termination of the merger agreement, the risks that the proposed acquisition disrupts current plans and operations, current or future government regulation of the healthcare industry, exposure to professional liability lawsuits and governmental agency investigations, the adequacy of insurance coverage and insurance reserves, as well as those factors detailed from time to time in the Company’s and IPC Healthcare’s filings with the Securities and Exchange Commission.

The Company's forward looking statements speak only as of the date hereof and the date they are made. The Company disclaims any intent or obligation to update “forward looking statements” made in this press release to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.

Important Information for Stockholders and Investors
Nothing in this press release shall constitute a solicitation to buy or subscribe for or an offer to sell any securities of the Company or IPC Healthcare or a solicitation of any vote or approval. In connection with the proposed transaction, IPC Healthcare will file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement and other relevant documents concerning the proposed transaction. This filing does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC by the Company or IPC Healthcare at the SEC’s website at http://www.sec.gov. In addition, the proxy statement and the Company’s and IPC Healthcare’s respective annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through the Company’s website (https://www.teamhealth.com) and IPC Healthcare’s website (ipchealthcare.com) as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Participants in the Solicitation
The directors, executive officers and certain other members of management and employees of IPC Healthcare may be deemed “participants” in the solicitation of proxies from stockholders of IPC Healthcare in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of IPC Healthcare in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 10, 2015. You can find information about IPC Healthcare’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 17, 2015.

About TeamHealth
TeamHealth (Knoxville, Tennessee) (NYSE: TMH) is a leading provider of outsourced physician staffing solutions for hospitals in the United States. Through its 21 regional locations and multiple service lines, TeamHealth's more than 14,000 affiliated healthcare professionals provide emergency medicine, hospital medicine, anesthesia, urgent care, and pediatric staffing and management services to approximately 1,000 civilian and military hospitals, clinics, and physician groups in 47 states. In 2015, TeamHealth was named among “The World’s Most Admired Companies” by Fortune magazine and among “150 Great Places to Work in Healthcare” by Becker’s Hospital Review. In 2014, TeamHealth was named among “America’s 100 Most Trustworthy Companies” by Forbes magazine. Unless the context requires otherwise, references to “TeamHealth,” “we,” “our,” “us” and the “Company” or “Organization” refer to Team Health Holdings, Inc., its subsidiaries and its affiliates, including its affiliated medical groups, all of which are part of the TeamHealth system. Separate subsidiaries or other affiliates of Team Health Holdings, Inc. carry out all operations and employ all employees within the TeamHealth system. The terms “clinical providers,” “TeamHealth physicians or providers,” “affiliated providers,” “our providers” or “our clinicians” and similar terms mean and include: (i) physicians and other healthcare providers who are employed by subsidiaries or other affiliated entities of Team Health Holdings, Inc., and (ii) physicians and other healthcare providers who contract with subsidiaries or other affiliated entities of Team Health Holdings, Inc. All such physicians and other healthcare providers exercise their independent professional clinical judgment when providing clinical patient care. Team Health Holdings, Inc. does not contract with physicians to provide medical services nor does it practice medicine in any way. For more information about TeamHealth, visit www.teamhealth.com.

About IPC Healthcare, Inc.
IPC Healthcare, Inc. (Nasdaq: IPCM) is a leading national acute hospitalist and post-acute provider group practice company. IPC Healthcare’s affiliated physicians and other clinical providers practice in over 400 hospitals and 1,700 post-acute care facilities. The Company offers it’s more than 1,900 employed clinicians comprehensive training, information technology, and management support systems to improve the quality and reduce the cost of patient care in the facilities it serves. For more information, visit the IPC Healthcare website at www.ipchealthcare.com.